                                                                    Exhibit 28.2


                    STEWART INFORMATION SERVICES CORPORATION

                             DETAILS OF INVESTMENTS
                      MARCH 31, 1995 AND DECEMBER 31, 1994


                                                                      MAR 31        DEC 31
                                                                       1995          1994
                                                                     ----------------------
                                                                         ($000 Omitted)
  Investments, at cost, partially restricted:
      Short-term investments                                          $21,549       $56,363
      U.S. Treasury and agency obligations                             26,205        10,105
      Municipal bonds                                                  89,381        85,267
      Mortgage-backed securities                                       29,232        26,872
      Corporate bonds                                                  23,035        11,335
      Mortgage loans                                                    3,282         3,309
      Real estate and other, at lower of cost or market                 3,096         3,128
                                                                     --------      --------
        TOTAL INVESTMENTS                                            $195,780      $196,379
                                                                     ========      ========





 NOTE: The total appears as a single line item under 'investments' in the balance sheet presented on page 2.





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